Exhibit 10.2

Exhibit B

PURCHASER SUPPORT AGREEMENT

This PURCHASER SUPPORT AGREEMENT, dated as of August 10, 2022 and effective as of the Closing Date (this “Agreement”), by and among OceanTech Acquisitions I Sponsors LLC, a Delaware limited liability company (“Sponsor” or, in the capacity as the Purchaser Representative under the Merger Agreement (as defined below), “Purchaser Representative”), OceanTech Acquisitions I Corp., a Delaware corporation (“Purchaser”), and Captura Biopharma, Inc., a Delaware corporation (the “Company”). Terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, contemporaneously herewith, the Purchaser, OceanTech Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Purchaser Representative, Michael Geranen, an individual, in the capacity as the Seller Representative thereunder, and the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which the stockholders of the Company will receive shares of the Purchaser’s Common Stock;

WHEREAS, in connection with Purchaser’s initial public offering, Purchaser, Sponsor and certain officers and directors of Purchaser entered into a letter agreement, dated as of May 27, 2021 (the “Insider Letter”), pursuant to which Sponsor and the Insiders agreed to certain voting requirements, transfer restrictions and waiver of redemption rights with respect to the Purchaser securities owned by them;

WHEREAS, Section 4.3(b)(ii) of the Purchaser Certificate of Incorporation provides, among other matters, that the Purchaser Class B Common Stock will automatically convert into shares of Purchaser Class A Common Stock upon the consummation of an initial business combination, subject to adjustment if additional shares of Purchaser Class A Common Stock (together with any successor equity security thereto in the Transactions (as defined below), “Class A Common Stock”) or equity-linked securities are issued or deemed issued in excess of the amounts sold in Purchaser’s initial public offering (the “Anti-Dilution Right”), excluding certain exempted issuances;

WHEREAS, as of the date hereof, Sponsor owns 2,581,500 shares of Purchaser Common Stock (all such shares of Purchaser Common Stock and any shares of Purchaser Common Stock of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company and Purchaser to enter into the Merger Agreement, Sponsor is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Sponsor, the Company, and Purchaser hereby agree as follows:

1.            Agreement to Vote. Sponsor, with respect to the Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser and/or the Company may reasonably request in connection therewith) to vote at the Purchaser Special Meeting and any meeting of the stockholders of Purchaser, and in any action by written consent of the stockholders of Purchaser, to approve the Merger Agreement, all of the Shares (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement and this Agreement in accordance with the Insider Letter, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Purchaser (including the Purchaser Stockholder Approval Matters), (c) in favor of the approval and adoption of the Incentive Plan, (d) for the appointment, and designation of classes, of the members of the Post-Closing Purchaser Board and (e) against (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Purchaser and any and all other (x) proposals that could reasonably be expected to in any material respect delay or impair the ability of the Purchaser to consummate the Merger Agreement or any of the transactions contemplated by the Merger Agreement, or (y) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents, and (B) any and all other action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Purchaser or Merger Sub under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. Sponsor acknowledges receipt and review of a copy of the Merger Agreement.

2.            Transfer of Shares.

(a)            Sponsor agrees that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the Merger Agreement and in accordance with the Insider Letter, (a) sell, offer to sell, pledge, assign, transfer (including by operation of law), redeem, lien, pledge, distribute, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option, swap or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law), redemption, or submit or surrender any of its Shares for redemption, or other disposition of any Shares or (d) take any action that would have the effect of preventing or disabling Sponsor from performing its obligations hereunder. During the period beginning on the date of this Agreement and ending on the earlier of (x) the Effective Time and (y) the date on which the Merger Agreement is validly terminated in accordance with its terms, for the benefit of the Company, (a) Sponsor agrees that it will comply with, and perform all of its obligations, covenants and agreements set forth in, the Insider Letter in all material respects, including not redeeming its shares of Purchaser common stock in connection with the transactions contemplated by the Merger Agreement, (b) Purchaser agrees to enforce the Insider Letter in accordance with its terms, and (c) each of Sponsor and Purchaser agree not to amend, modify or waive any of the Insider Letter without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned).

(b)            Sponsor agrees, with respect to all Shares, except as contemplated by the Merger Agreement or the Ancillary Documents, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the transactions contemplated by the Merger Agreement, other than to recommend that the stockholders of the Purchaser vote in favor of adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement; and

(c)            Sponsor agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger Agreement and the Ancillary Documents, including pursuant to the DGCL.

3.            Waiver. Sponsor hereby waives, to the fullest extent permitted by law (and agrees to execute such documents or certificates evidencing such waiver as Purchaser and/or Company may reasonably request), the Anti-Dilution Right or any other anti-dilution or similar protection with respect to the Purchaser Class B Common Stock (whether resulting from the transactions contemplated hereby, by the Merger Agreement or the Ancillary Documents or by any other transaction consummated in connection with the transactions contemplated hereby and thereby), and agrees that the Purchaser Class B Common Stock will convert only upon the Initial Conversion Ratio (as defined in the Purchaser Certificate of Incorporation), in connection with the transactions contemplated by the Merger Agreement, automatically on the Closing.

4.            Representations and Warranties. Sponsor represents and warrants for and on behalf of itself to Purchaser and the Company as follows:

(a)            The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Sponsor) or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

(b)            Sponsor owns of record and has good, valid and marketable title to the Shares free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of Sponsor) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver such Shares, and Sponsor does not own, directly or indirectly, any other Shares.

(c)            Sponsor (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and (ii) has all necessary organizational power, authority and capacity to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Sponsor. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by the Sponsor has been duly authorized by all necessary corporate, limited liability or partnership action on the part of the Sponsor, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms (except as such enforcement may be limited by the Enforceability Exceptions). The Sponsor understands and acknowledges that the Purchaser and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Sponsor.

5.            Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the mutual agreement of the Company and Purchaser. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6.            Miscellaneous.

(a)            Except as otherwise provided herein or in the Merger Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)).

If to the Purchaser, to:

OceanTech Acquisitions I Corp.

515 Madison Avenue, 8th Floor Suite 8133

New York, New York 10022

Attn: Joseph Adir

Telephone No.: 447-739-777070

E-mail: ja@oceantechspac.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Andy Tucker

Telephone: (202) 689-2987

Email: andy.tucker@nelsonmullins.com

If to the Company, to:

Captura Biopharma, Inc.

15300 Kanis Road

Little Rock, Arkansas 72223

Attn: Michael Geranen, CEO

E-mail: michael@capturabiopharma.com

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Telephone No.: (212) 370-1300

E-mail: bigrossman@egsllp.com

(c)            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)            This Agreement, the Merger Agreement, the Insider Letter and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e)            This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)            All rights and remedies existing under this Agreement are cumulative to, and not exclusive of any rights or remedies otherwise available. The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g)            This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)            This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)            Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)            This Agreement shall not be effective or binding upon Sponsor until such time as the Merger Agreement is executed by each of the parties thereto.

(k)            If, and as often as, there are any changes in Purchaser or the Purchaser Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required and are agreed upon by the parties so that the rights, privileges, duties and obligations hereunder shall continue with respect to Purchaser, Sponsor and the Shares as so changed.

(l)            Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

(m)            This Agreement may be amended or modified only with the written consent of Purchaser, the Company and Sponsor. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(n)            No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties; provided, that in the event that Sponsor transfers any of its Founder Shares or Private Placement Warrants or shares of common stock issued or issuable upon the exercise or conversion of the Private Placement Warrants (as defined in the Insider Letter) (or component securities or shares of Purchaser Class A Common Stock issuable upon the exercise of the Private Placement Warrants) to any Permitted Transferee in accordance with Section 7(c) of the Insider Letter and this Agreement, Sponsor may, by providing notice to Purchaser and the Company prior to or promptly after such transfer, transfer its rights and obligations under this Agreement with respect to such securities to such Permitted Transferee so long as such Permitted Transferee agrees in writing to be bound by the terms of this Agreement that apply to Sponsor hereunder with respect to such securities. Any purported assignment in violation of this Section 6(n) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and permitted assigns.

(o)            Each party to this Agreement will pay its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

(p)            Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 6(p).

(q)            The headings and subheadings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OCEANTECH ACQUISITIONS I SPONSORS LLC

By:	/s/ Joseph Adir
Name:	Joseph Adir
Title:	Member

[Signature Page to Purchaser Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OCEANTECH ACQUISITIONS I CORP.

By:	/s/ Joseph Adir
Name:	Joseph Adir
Title:	Chief Executive Officer

[Signature Page to Purchaser Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAPTURA BIOPHARMA, INC.

By:	/s/ Michael Geranen
Name:	Michael Geranen
Title:	Chief Executive Officer

[Signature Page to Purchaser Support Agreement]